UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2017

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 First Avenue North, Suite 620 Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective February 15, 2017 the Company sold and issued the following shares of its common stock in reliance on Section 4(a)(2) of the Securities Act of 1933:

i) 142,857 shares of its common stock in a private placement transaction to an accredited investor at $.35 per share, for total net proceeds of $50,000, which proceeds are being used for general working capital purposes.

ii) a private transaction of 133,333 shares of its common stock issued to a Noteholder creditor of the Company, an accredited investor, to convert Note debt to equity in the amount of $40,000

Item 4.01 Changes in Registrant’s Certifying Accountant

Item 401(b) - On February 15, 2017, the Company retained Soles, Heyn & Company, LLP, as its principal independent registered public accounting firm. This changed engagement was necessary due to the recent merger of our former registered public accounting firm, Patrick D. Heyn, CPA, P.A. with Soles, Heyn & Company, LLP.

During the Company’s two most recent fiscal years and to the date of this report, the Company has not consulted with Soles, Heyn & Company, LLP regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and either a written report was provided to the Company or oral advice was provided to the Company that Soles, Heyn & Company, LLP, concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto.

Item 401(a) is not applicable since there was no resignation or dismissal of the registrant’s certifying accountant involved in this merger of accounting firms.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION (Registrant)

Dated: February 17, 2017	By:	/s/ Garry Lowenthal
Garry Lowenthal, Chief Financial Officer

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